EXHIBIT 23.2

CONSENT OF LEGAL COUNSEL

We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.

HARRIS, MERICLE & WAKAYAMA, P.L.L.C.

/s/ Gloria Wakayama

Seattle, Washington

July 27, 2007